UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE WET SEAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

April 14, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626, at 10:00 a.m., local time, on Thursday, May 27, 2004.

During the Annual Meeting, the matters described in the accompanying Proxy Statement will be considered. In addition, there will be a report regarding the progress of the Company and there will be an opportunity to ask questions of general interest to you as a stockholder.

I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

IRVING TEITELBAUM

Chairman of the Board

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 27, 2004

10:00 a.m.

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of The Wet Seal, Inc. (the “Company”) will be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626, on Thursday, May 27, 2004 at 10:00 a.m., local time, to consider and vote upon:

1.	Election of a Board of Directors consisting of seven directors. The attached Proxy Statement, which accompanies this Notice, includes the names of the nominees to be presented by the Board of Directors for election.

2.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 9, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the office of the Company for a period of ten days prior to the Annual Meeting.

To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS,

STEPHEN GROSS

Secretary

Dated: April 14, 2004

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of The Wet Seal, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626 on Thursday, May 27, 2004 beginning at 10:00 a.m., local time, and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of seven directors and to consider any other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are being sent to stockholders of record on or about April 19, 2004.

VOTING BY STOCKHOLDERS

Only holders of record of the Company’s common stock at the close of business on April 9, 2004 are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 25,631,324 shares of the Company’s Class A Common Stock, $.10 par value, and 4,502,833 shares of the Company’s Class B Common Stock, $.10 par value, issued and outstanding. There are currently no shares held as treasury stock. Holders of Class A Common Stock are entitled to one vote per share and, while both the Class A Common Stock and Class B Common Stock vote together as a single class, holders of Class B Common Stock are entitled to two votes per share. According to the Company’s Restated Certificate of Incorporation, stockholders may not cumulate their voting rights.

The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the holders of a majority of the votes cast at the Annual Meeting will be able to elect all of the directors.

The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein, or, in the absence of instructions, will be voted FOR Proposal 1 and will be voted in accordance with the discretion of the proxy holders upon all other matters which may properly come before the Annual Meeting. Any proxy received by the Company may be subsequently revoked by the stockholder any time before it is voted at the meeting either by delivering a subsequent proxy or other written notice of revocation to the Company at its above address or by attending the meeting and voting in person. Pursuant to Delaware law, abstentions are treated as present and entitled to vote for purposes of determining a quorum at the Annual Meeting, and therefore would have the effect of a vote against a proposal, such as the election of directors, which requires the majority of the votes present and entitled to vote. A broker non-vote on a proposal is considered not entitled to vote on that matter and thus is not counted in determining whether a proposal requiring approval of a majority of the shares present and entitled to vote has been approved or whether a majority of the vote of the shares present and entitled to vote has been cast. Broker non-votes have no effect on the election of directors.

DELIVERY OF PROXY MATERIALS

Only one Proxy Statement and set of accompanying materials is being delivered by the Company to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. The Company will deliver, promptly upon written or oral request, a separate copy of the Proxy

Statement and accompanying materials to stockholders at a shared address to which a single copy was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and accompanying materials now or in the future, or stockholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request to Investor Relations at (949) 699-4804, helen.rotherham@wetseal.com or Investor Relations, The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, California 92610.

PROPOSAL #1

ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws give the Board the power to set the number of directors at no less than three nor more than fifteen. The size of the Company’s Board is currently set at seven. The seven nominees are currently directors of the Company. The directors so elected will serve until the next Annual Meeting of Stockholders. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly.

The following table sets forth information regarding the nominees for director:

Name and Age	Principal Occupation and Background
George H. Benter, Jr. Age: 62	Mr. George H. Benter, Jr. has been a director of the Company since 1990. Since May 1992, Mr. Benter has been President, Chief Operating Officer and a director of City National Corporation and President and Chief Operating Officer of City National Bank. From 1965 until April 1992, Mr. Benter worked in various capacities with Security Pacific Corporation, culminating in the position of Vice Chairman. Prior to that time he held various positions with Security Pacific National Bank.

Barry J. Entous Age: 59	Mr. Barry Entous has been a director of the Company since May 2002. Since 1977, Mr. Entous has been a partner of the certified public accounting firm of Entous & Entous, Inc. Prior to that he was a partner in the firm of Blauer, Fridell, Entous & Co. Chartered Accountants in Montreal, Canada.

Stephen Gross (1) Age: 58	Mr. Stephen Gross has been the Secretary and a director of the Company since 1984. Since 1982, he has been a director and an officer of La Senza Corporation, and currently serves as President, Chief Operating Officer, Secretary and Treasurer. La Senza Corporation is a Canadian public company listed on the Toronto Stock Exchange retailing women’s lingerie and sleepwear and apparel for girls in over 290 stores in Canada. Mr. Gross also serves as President of Irwel Management Services Inc., a management consulting firm established in 1975.

Walter F. Loeb Age: 79	Mr. Walter F. Loeb has been a director of the Company since 1993. Since 1998, Mr. Loeb has been President of Loeb Associates, a New York based retail consultancy company that serves a variety of domestic and international companies. Mr. Loeb is also the publisher of “Loeb Retail Letter,” a monthly analysis of the retail industry. He currently is a director of Realty Federal Investment Trust, Gymboree Corporation and Hudson’s Bay Company.

Wilfred Posluns Age: 72	Mr. Wilfred Posluns has been a director of the Company since 1990. Since 1996, Mr. Posluns has been Managing Director of Cedarpoint Investments, Inc., a Toronto-based management company. Mr. Posluns was the Chairman of the Board of Directors and Chief Executive Officer of Dylex Limited from July 1988 to August 1995 and President from 1976 through 1990. He was a member of the Board of Directors of Dylex Limited from 1966 to August 1995. Mr. Posluns currently serves as a director of Radiology Corporation of America. He has also been Managing Partner of Tanurb Development, a private real estate company since 1984, Chairman of the Baycrest Foundation since 2003 and Director of the Baycrest Centre since 2000.

Name and Age	Principal Occupation and Background
Alan Siegel Age: 69	Mr. Alan Siegel has been a director of the Company since 1990. Mr. Siegel is a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP, which provides legal services to the Company. He is also a director of Thor Industries, Inc. and Ermenegildo Zegna Corporation.

Irving Teitelbaum (1) Age: 65	Mr. Irving Teitelbaum has been Chairman of the Board and a director of the Company since 1984. Since 1982, Mr. Teitelbaum has been a director and officer of La Senza Corporation and currently serves as Chairman and Chief Executive Officer. La Senza Corporation is a Canadian public company listed on the Toronto Stock Exchange retailing women’s lingerie and sleepwear and apparel for girls in over 290 stores in Canada. Mr. Teitelbaum also serves as President of First Canada Management Consultants Limited, a management consulting firm.

(1)	Mr. Teitelbaum and Mr. Gross are brothers-in-law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

EXECUTIVE OFFICERS

The executive officers of the Company who are not also directors are set forth below:

Name and Age	Principal Occupation and Background
Peter D. Whitford Age: 48	Mr. Peter D. Whitford has served as Chief Executive Officer of The Wet Seal, Inc. since he joined the Company in June 2003. With more than 25 years of experience in domestic and international retail, Mr. Whitford previously served as President-worldwide of Disney Stores, a company with nearly 700 retail stores throughout ten countries. Prior to Disney Stores, Mr. Whitford spent six years in senior executive positions, including those of President and Chief Executive Officer at Structure, a six-hundred-store specialty apparel division of Limited Brands, Inc. A native of Australia, he has also served in management positions at various other retail companies, both in the United States and Australia.

Jennifer Pritchard Age: 45	Ms. Jennifer Pritchard serves as Divisional President for Arden B. Prior to her current role, Ms. Pritchard had been the Divisional President of Zutopia since joining the Company in September 2002. Ms. Pritchard served as the General Merchandise Manager for Urban Outfitters Inc. from 1999 to 2001, where she oversaw all categories of the business for retail. Ms. Pritchard’s career began with ten years of service with Limited Brands, Inc. from 1989 to 1999 where she advanced from an Associate Buyer to Vice President and Divisional Merchandise Manager of Tops.

Michael Relich Age: 43	Mr. Michael Relich joined the Company in August 2001 as Chief Information Officer and Senior Vice President of MIS & E-Commerce. In this capacity, Mr. Relich oversees the information technology organization and two e-commerce web sites. Prior to joining the Company, he served as Senior Vice President, Engineering, at Freeborders, Inc. from March 2000 to August 2001 and as Vice President MIS at HomeBase from September 1995 to March 2000. Mr. Relich has over twenty years of large-scale systems development and infrastructure support experience.

Susan Powers Age: 45	Ms. Susan Powers has served as Vice President, Director of Stores for the Wet Seal division since joining the Company in April 2002. Ms. Powers previously served as the Vice President of Retail Store Operations of BCBG Max Azria, a specialty retailer of women’s clothing with over 100 stores in the U.S. and Canada, from February 2000 to April 2002. Prior to BCBG Max Azria, Ms. Powers served as a Regional Director for Bath and Body Works, a division of Limited Brands, Inc., from October 1997 to January 2000, and Regional Director for Garden Botanika from 1994 to 1997.

Pamela O’Connor Age: 47	Ms. Pamela O’Connor serves as Senior Vice President, Human Resources for the Company. Ms. O’Connor joined the Company in January 2001 and has over twenty years of human resources experience in three industries. She joined the Company from Watson Pharmaceuticals in Corona, California where she served from 1999 to 2000. Prior to that, Ms. O’Connor was Vice President of Human Resources for the Personnel Group of America, a parent organization for multi-site commercial staffing and information technology consulting firms. She also spent over five years with Baxter/Caremark Healthcare as the Vice President of Human Resources for the Therapeutic Services division.

Corporate Governance

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with representing the interests of the Company’s stockholders. In accordance with this philosophy, the Board of Directors has taken the following steps, among others, to reinforce the Company’s values by promoting responsible business practices and good corporate citizenship:

•	The Board of Directors currently has seven members, a majority of whom the Board has affirmatively determined, by resolution of the Board of Directors as a whole, are not officers or employees of the Company or individuals having a relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are therefore considered “independent” in accordance with Nasdaq National Market listing standards. The directors that the Board has determined to be independent in accordance with the foregoing standards are George H. Benter, Jr., Barry J. Entous, Walter F. Loeb, Wilfred Posluns and Alan Siegel.

•	The Board has affirmatively determined that each member of the Audit Committee and the Compensation/Option Committee of the Board of Directors is independent in accordance with Nasdaq National Market listing standards and that each member of the Audit Committee is independent as required by the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. The Company does not have a standing nominating committee. The Board of Directors does not believe that it is necessary for the Company to have a standing nominating committee since the Board is relatively small and the Board is comprised of a majority of independent directors who can serve in the capacity of a nominating committee, when necessary, in accordance with Nasdaq National Market listing standards.

•	The Board of Directors, with no members of management present, meets in executive session on a regular basis. The Audit Committee meets in executive session with the independent auditors regularly. All other committees are given the opportunity to meet without management present as they deem necessary.

•	Senior members of management are invited to make presentations to the Board or committees to provide management insight into items being discussed by the Board or committees and to bring managers with high potential into contact with the Board. In addition, Board members have free access to all other members of management and employees of the Company.

•	The Chairman of the Board establishes the agenda for each Board meeting. Any other member of the Board is free to suggest the addition of any other item(s). The chairpersons of the committees coordinate committee meeting agendas with appropriate members of management. Other committee members are free to suggest additional agenda items.

•	The Company has adopted The Wet Seal, Inc. Code of Conduct that is applicable to all directors, officers and employees. The purpose of the Code of Conduct is to foster compliance with applicable laws affecting the Company and to set a standard for the Company’s expectations for business conduct. The Company’s Code of Conduct is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and is available on the Company’s website at http://www.wetsealinc.com.

Meetings and Committees of the Board of Directors

The Board of Directors met or took action by written consent twelve times in the fiscal year ended January 31, 2004. Each of the directors attended at least 75% of the Board of Directors meetings and their respective committee meetings.

The Company has an Audit Committee consisting of Wilfred Posluns (Chairman), George H. Benter, Jr., Barry J. Entous and Walter F. Loeb, each of whom the Board has affirmatively determined is independent in accordance with Nasdaq National Market listing standards and the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors internal accounting and finance controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company’s financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of the Company and the scope of the audit to be undertaken by the accountants. Mr. Entous is a practicing certified public accountant and as such, and for other reasons, is considered to be an “audit committee financial expert” under recently adopted regulations of the Securities and Exchange Commission. The Charter of the Audit Committee, which was amended on May 28, 2003, is set forth on Exhibit A attached hereto and is available on the Company’s website at http://www.wetsealinc.com.

In accordance with Nasdaq National Market listing standards, each director nominee is selected or recommended for the Board’s selection by a majority of the independent directors of the Board. A majority of the independent directors of the Board will consider proposed nominees whose names are submitted to them by stockholders; however, there is no formal process for such consideration. The Board of Directors has not adopted a formal consideration process because it believes that its informal consideration process has been adequate, given the historically small number of stockholder recommendations. The Board of Directors intends to review periodically whether a more formal policy should be adopted.

Any stockholder who desires to recommend a nominee must submit a letter, addressed to the Secretary of the Company at 26972 Burbank, Foothill Ranch, California 92610, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Any stockholder recommendations for the next Annual Meeting must be submitted by December 21, 2004 to assure time for meaningful consideration and evaluation of the nominees by the independent members of the Board of Directors.

The Company has a Compensation/Option Committee consisting of Walter F. Loeb (Chairman), George H. Benter, Jr. and Wilfred Posluns, each of whom the Board has affirmatively determined is independent in accordance with Nasdaq National Market listing standards. The Compensation/Option Committee is responsible for establishing general compensation policies and specific compensation levels for the Company’s executive officers and is responsible for granting stock options to executive officers and other key employees. See “Report of the Compensation/Option Committee on Executive Compensation.” The Charter of the Compensation/Option Committee, which was approved by the Board on November 18, 2003, is set forth on Exhibit B attached hereto.

During the fiscal year ended January 31, 2004, the Compensation/Option Committee met or took action by written consent five times and the Audit Committee met or took action by written consent five times.

Stockholder Communications

Although the Company has not to date developed formal processes by which stockholders may communicate directly to Directors, it believes that the informal process, in which any communication sent to the Board in care of the Secretary of the Company is forwarded to the Board, has served the Board’s and its stockholders’ needs. There is no screening process, other than to confirm that the sender is a stockholder, and all stockholder communications which are received by the Secretary of the Company for the Board’s attention are forwarded to the Board with a copy to the chairman of the Audit Committee. In view of recently adopted Securities and Exchange Commission disclosure requirements relating to this issue, the Board may consider development of more specific procedures. Until any other procedures are developed, any communications to the Board should be sent to it in care of the Secretary of the Company.

Report of the Audit Committee of the Board of Directors

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is composed of four directors, each of whom the Board has affirmatively determined is independent in accordance with Nasdaq National Market listing standards and the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. The Charter of the Audit Committee, which was amended on May 28, 2003, is set forth on Exhibit A attached hereto. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Deloitte & Touche LLP, acting as independent auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with the Company’s management.

•	The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the matter of that firm’s independence.

•	Based on the review and discussion referred to in the three bullet points above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements of the Company for fiscal year 2003 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee:

Wilfred Posluns (Chairman)

George H. Benter, Jr.

Barry J. Entous

Walter F. Loeb

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Fees Paid to the Independent Auditors

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal years 2003 and 2002, and fees billed for other services rendered by Deloitte & Touche LLP during those periods:

	Fiscal Year
	2003	2002
Audit Fees (1)	$225,800	$200,900
Audit-Related Fees (2)	9,900	10,800
Tax Fees (3)	81,000	43,500
All Other Fees (4)	0	0

Total Fees	$316,700	$255,200

(1)	Audit fees are fees billed for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Audit-related fees are fees for the audit of the annual financial statements for the Retirement Savings Plan for both fiscal years 2003 and 2002. These fees also included the review and actuarial calculation for the Supplemental Employee Retirement Plan for the fiscal year 2002.
(3)	Tax fees for fiscal year 2003 are fees for professional services rendered for preparation of the state corporate income tax returns, preparation of the Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income tax issues. The services for fiscal year 2002 included the review of both the federal and state corporate income tax returns, preparation of the Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income tax issues.
(4)	There are no other fees to Deloitte & Touche LLP for fiscal years 2003 or 2002.

All of the services for which fees are listed above were pre-approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditors for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.    Audit services are services rendered by the independent auditor for the audit of financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

2.    Audit-related services are for assurance and related services performed by the independent auditor that are reasonably related to the performance of the audit or review of the financial statements, including the audit of the annual financial statements for the Company’s Retirement Savings Plan and the review and actuarial calculation for the Company’s Supplemental Employee Retirement Plan.

3.    Tax services include all services performed by the independent auditor for tax compliance, tax planning, and tax advice, including professional services rendered for preparation and review of the federal and state corporate income tax returns, preparation of the Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income tax issues.

4.    Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members and, to a very limited extent, to members of management. The person to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

For services of the independent auditors to be rendered during fiscal year 2004, the Audit Committee has previously received estimates of fees to be charged by the independent auditors and has pre-approved such fees in accordance with the foregoing procedures.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth the compensation (cash and non cash), for fiscal years 2003, 2002 and 2001, for (i) each person who served as Chief Executive Officer during fiscal year 2003, including an interim Chief Executive Officer and a former Chief Executive Officer, (ii) the four other most highly compensated executive officers serving as executive officers at the end of the last fiscal year and (iii) two former officers who would have been among the four most highly compensated executive officers but for the fact that such individuals were not serving as executive officers as of the end of the last fiscal year (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($) (1)	Restricted Stock Awards ($) (2)	Securities Underlying Stock Options (#) (3)		LTIP Payouts ($)	All other Compensation ($)

Peter D. Whitford (15) Chief Executive Officer	2003 2002 2001	420,192 — —	200,000 — —	(7)	— — —	— — —	300,000 — —		— — —	2,328 — —	(11)

Irving Teitelbaum (16) (24) Interim Chief Executive Officer	2003 2002 2001	23,077 — —	— — —		— — —	— — —	— — —		— — —	— — —

Kathy Bronstein (17) Former Chief Executive Officer	2003 2002 2001	320,210 1,050,100 865,475	— 228,270 1,750,700	(5) (6)	— — —	92,098 32,783 67,201	— 150,000 225,000		— — —	957,259 90,779 229,063	(8) (9) (10)

Jennifer Pritchard (18) Divisional President of Arden B.	2003 2002 2001	315,000 87,231 —	— — —		— — —	— — —	6,300 50,000 —		— — —	6,000 1,846 —	(11) (11)

Michael Relich (19) Chief Information Officer and Senior Vice President of MIS & E-Commerce	2003 2002 2001	228,846 211,576 69,231	25,000 25,000 10,000	(4) (5) (6)	— — —	2,282 — —	82,500 85,000 37,500	(25)	— — —	6,000 6,231 2,308	(11) (11) (11)

Susan Powers (20) Vice President, Director of Stores, Wet Seal Division	2003 2002 2001	223,076 160,769 —	— — —		— — —	2,231 — —	19,400 20,000 —		— — —	13,000 29,500 —	(11) (12)

Pamela O’Connor Senior Vice President, Human Resources	2003 2002 2001	163,077 161,760 133,913	20,000 28,000 10,000	(4) (5) (6)	— — —	1,625 — —	35,700 37,500 11,250	(26)	— — —	— — —

Greg Scott (21) Former Divisional President of Arden B.	2003 2002 2001	456,342 450,000 350,000	— — 200,000	(6)	— — —	4,564 — —	39,000 50,000 105,000	(23)	— — —	6,200 6,000 —	(11) (11)

Susan O’Toole (22) Former Chief Merchandise Officer, Wet Seal Division	2003 2002 2001	383,432 337,500 —	— — —		— — —	4,564 — —	169,000 200,000 —		— — —	25,074 21,875 —	(13) (14)

(1)	While the named executive officers enjoy certain perquisites, for fiscal years 2003, 2002 and 2001, these did not exceed the lesser of $50,000 or 10% of the salary and bonus of any such officer.

(2)	As of January 31, 2004, Mr. Relich, Ms. Powers and Ms. O’Connor held 271, 256 and 193 shares of restricted stock, respectively, with an aggregate value of $2,371, $2,319 and $1,689, respectively, based on a price per share of Class A Common Stock of $8.75 on January 31, 2004. As of January 31, 2004, none of these shares were vested and 271, 256 and 193 shares remained restricted for Mr. Relich, Ms. Powers and Ms. O’Connor, respectively. The restricted stock awards for fiscal year 2003 represent grants of 271, 256, 193, 542, and 542 to Mr. Relich, Ms. Powers, Ms. O’Connor, Mr. Scott and Ms. O’Toole, respectively, and were granted on February 3, 2003. The awards had a value, at grant, of $8.42 per share. The restricted stock held by Mr. Scott and Ms. O’Toole was cancelled in connection with the termination of their employment with the Company. The restricted stock awards were granted under the Company’s stock bonus plan whereby certain employees of the Company receive Class A Common Stock in proportion to their salary. The amount of the award is also dependent on the Company’s earnings before tax and the stock price on the date of grant. The bonus shares vest at a rate of 33.33% per year on each anniversary of the grant date, and a participant’s right to non-issued shares is subject to forfeiture if the participant’s employment is terminated. Dividends are not paid on stock grant awards until such time as the stock is vested and issued to the executive. Ms. Bronstein retained her restricted shares pursuant to the Settlement Agreement and General Release entered into with the Company in connection with the termination of her employment. See “Employment Agreements-Former Officers.”
(3)	The numbers in this column have been adjusted to account for the three-for-two stock split effected as of May 9, 2002.
(4)	Bonus amounts earned in fiscal year 2003 were paid to the executives prior to the fiscal year end.
(5)	Bonus amounts earned in fiscal year 2002 were paid to the executives in fiscal year 2003.
(6)	Bonus amounts earned in fiscal year 2001 were paid to the executives in fiscal year 2002 except for Kathy Bronstein who, pursuant to Board of Director approval, received quarterly advances on her fiscal year 2001 bonus in fiscal year 2001 which totaled $338,063.
(7)	Amount represents additional compensation of $200,000 as agreed upon at the commencement of employment with the Company.
(8)	Amount represents (i) severance pay of $953,920; and (ii) payments totaling $3,339 in connection with the provision of an automobile.
(9)	Amount represents (i) pay in lieu of vacation for fiscal year 2002 of $80,777; and (ii) payments totaling $10,002 in connection with the provision of an automobile.
(10)	Amount represents (i) pay in lieu of vacation for fiscal year 2001 of $41,289; (ii) a payment of additional compensation of $186,049, pursuant to the Supplemental Compensation Agreement dated April 1, 2001 between the Company and Ms. Bronstein; and (iii) payments totaling $1,725 in connection with the provision of an automobile.
(11)	Amount represents compensation in connection with the provision of an automobile.
(12)	Amount represents (i) additional compensation of $20,000 as agreed upon at the commencement of employment with the Company; and (ii) payments totaling $9,500 in connection with the provision of an automobile for a partial year.
(13)	Amount represents (i) payments totaling $5,146 in connection with the provision of an automobile; (ii) reimbursement for moving costs totaling $19,927 for fiscal 2003.
(14)	Amount represents (i) payments totaling $4,846 in connection with the provision of an automobile; (ii) reimbursement for moving costs totaling $17,029 for fiscal 2002.
(15)	Mr. Whitford joined the Company as Chief Executive Officer on June 30, 2003. Mr. Whitford’s annualized salary for fiscal year 2003 was $750,000.
(16)	Mr. Teitelbaum, Chairman of the Board, served as interim Chief Executive Officer from February 5, 2003 to June 30, 2003.
(17)	Ms. Bronstein was relieved of her duties as Chief Executive Officer on February 5, 2003.
(18)	Ms. Pritchard joined the Company on October 14, 2002.
(19)	Mr. Relich joined the Company on August 27, 2001.
(20)	Ms. Powers joined the Company on May 6, 2002.
(21)	Mr. Scott resigned from his position as Divisional President of Arden B. on January 7, 2003.
(22)	Ms. O’Toole separated from the Company on December 3, 2003.

(23)	Mr. Scott received 50,000 stock options in 2002 of which 30,000 stock options were cancelled in 2003.
(24)	In fiscal years 2003, 2002 and 2001, the Company paid a fee of $639,500, $639,500 and $500,000, respectively, to First Canada Management Consultants Limited, a company controlled by Mr. Teitelbaum, for the services of Mr. Teitelbaum, in his capacity as Chairman of the Board of the Company, and Stephen Gross, Corporate Secretary of the Company, respectively. In addition, the Company granted to First Canada Management Consults Limited the following options to acquire shares of Class A Common Stock: 175,000 options in 2003; 75,000 options in 2002, which were later cancelled; and 180,000 options in 2001. See “Business Relationships.”
(25)	Mr. Relich received 85,000 stock options in 2002, of which 75,000 stock options were cancelled in 2003.
(26)	Ms. Powers received 37,500 stock options in 2002, of which 30,000 stock options were cancelled in 2003.

Option Grants

The following table sets forth information regarding options granted in fiscal year 2003 to each of the named executive officers. All such options were granted pursuant to the Company’s 1996 Long-Term Incentive Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (shares) (1)	Percentage of Total Options Granted to Employees in Fiscal Year 2003		Exercise or Base Price ($ per share)	Expiration Date
						5%($)	10%($)
Peter D. Whitford	300,000	16.4%		10.53	6/30/13	1,986,678	5,034,632

Jennifer Pritchard	6,300	0.3%		8.08	4/07/13	32,013	81,128

Michael Relich	3,000 75,000 4,500	0.2 4.1 0.2	% % %	7.21 8.08 8.08	3/13/13 4/07/13 4/07/13	13,603 381,110 22,867	34,473 965,808 57,948

Susan Powers	4,400 15,000	0.2 0.8	% %	8.08 9.91	4/07/13 5/27/13	22,358 93,485	56,661 236,910

Pamela O’Connor	2,500 3,200 30,000	0.1 0.2 1.6	% % %	7.21 8.08 8.08	3/13/13 4/07/13 4/07/13	11,336 16,261 152,444	28,727 41,208 386,323

Greg Scott (3)	9,000 30,000	0.5 1.6	% %	8.08 8.08	4/07/13 4/07/13	45,733 152,444	115,897 386,323

Susan O’Toole	9,000 10,000 150,000	0.5 0.5 8.2	% % %	8.08 11.77 9.91	4/07/13 8/25/13 5/27/13	45,733 52,357 934,852	115,897 153,087 2,369,098

(1)	All options granted vest annually over three or five years.
(2)	Potential realizable value is based on the assumption that the stock price of the Company’s Class A Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price performance.
(3)	Mr. Scott resigned from the Company on January 7, 2003.

Option Exercise and Fiscal Year-End Values

The following table sets forth information regarding the exercise of options by each of the named executive officers during fiscal year 2003. The table also shows the number and value of unexercised options held by each of the named executive officers as of January 31, 2004. The value of unexercised options is based on a fair market value of $8.75 per share as of January 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR

AND OPTION/SAR VALUES AT JANUARY 31, 2004

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2004 (#)		Value of Unexercised “In-the-Money” Options at January 31, 2004 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter D. Whitford	—	—	—	300,000	—	—
Kathy Bronstein	200,000	$809,226	205,000	—	—	—
Jennifer Pritchard	—	—	10,000	46,300	—	$4,221
Michael Relich	—	—	15,000	115,000	—	$57,885
Susan Powers	—	—	—	39,400	—	$2,948
Pamela O’Connor	—	—	27,000	49,950	—	$26,094
Greg Scott	—		133,750	—	$177,081	—
Susan O’Toole	—	—	—	—	—	—

(1)	Represents the market value of shares underlying “in-the-money” options on January 31, 2004 less the option exercise price. Options are “in-the-money” at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

Retirement Plan

Irving Teitelbaum was a participant in The Wet Seal, Inc. Supplemental Executive Retirement Plan (“SERP”), an unfunded, nonqualified retirement plan as of January 31, 2004. During the fiscal year ended January 31, 2004, Kathy Bronstein, the former chief executive officer of the Company, terminated participation in the SERP resulting in a curtailment/settlement of the benefit obligation of $1,347,000. According to the terms of the SERP, a participant’s “Annual Accrued Benefit” shall be $250,000 which may be increased upward, if applicable, based on the “Pre-Tax Profit Percentage” (as defined in the SERP) for the three full fiscal years of the Company preceding the date the participant’s service with the Company is terminated, as follows:

3-Year Average Pre-Tax Profit Percentage	Annual Accrued Benefit
if 4.25% or greater but less than 4.75%	$300,000
if 4.75% or greater but less than 5.25%	$350,000
if 5.25% or greater but less than 5.75%	$400,000
if 5.75% or greater but less than 7.00%	$450,000
if 7.00% or greater	$500,000

A participant is entitled to receive benefits under the SERP upon his or her Normal Retirement Date (the first day of the month following the date the participant’s service with the Company as an officer or executive has terminated, and which occurs at or after the date the participant has attained 22.5 years of service with the Company). A participant may receive an early retirement benefit equal to his or her Annual Accrued Benefit reduced by ½ of 1% per month for the number of months his or her retirement precedes his or her Normal Retirement Date. The normal form of benefit is a straight life annuity, ending in the month in which the participant dies. The Annual Accrued Benefit is payable in 12 equal monthly installments a year. The participant may choose to receive the benefit in the form of a 50% joint and survivor annuity. Benefits under the SERP are forfeitable upon a termination of employment for Cause (as defined in the SERP). Benefits under the SERP are provided by the Company on a noncontributory basis.

Director Compensation

All directors other than Mr. Teitelbaum and Mr. Gross receive a fee of $8,000 for each board meeting attended, with a minimum yearly fee of $32,000. A fee of $600 is paid for each board conference call. In addition, each director other than Mr. Teitelbaum and Mr. Gross received 10,000 stock options on March 13, 2003 and 15,000 stock options on June 17, 2003. These options vest in three equal installments on the first, second and third anniversaries of the date of grant. The awarding of stock options by the Company to directors, in their capacity as such, is at the discretion of the Compensation/Option Committee. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of Directors.

Each Audit Committee member receives a fee of $5,000 for each Audit Committee meeting attended. At the request of the Audit Committee, Mr. Siegel attended each Audit Committee meeting during fiscal year 2003 and received the same fee for each meeting attended.

Each Compensation/Option Committee member receives a fee of $500 for each Compensation/Option Committee meeting attended.

Employment Agreements

Peter D. Whitford

The Company entered into an employment agreement dated as of May 29, 2003 with Peter D. Whitford, under which he has agreed to serve as Chief Executive Officer of the Company for an initial term of three years ending on June 30, 2006, and for one additional two year term thereafter, subject to 90 days advance notice by either party of a decision not to renew the employment agreement. Under the employment agreement, Mr. Whitford is entitled to an initial base salary of $750,000, subject to annual adjustments made by the Board in accordance with compensation practices and guidelines of the Company, provided, however, that Mr. Whitford’s base salary will increase to $775,000 after one year of employment and $810,000 after two years of employment with the Company. Mr. Whitford is entitled to receive a performance bonus ranging from 50% to a maximum of 125% of his base compensation for a particular year, subject to the Company achieving certain annual earnings per share as established by the Company. Mr. Whitford received a sign-on bonus in the amount of the fair market value (not to exceed $200,000) of the compensatory stock options he forfeited as a result of his resignation from his immediately prior employer. The Company also provides Mr. Whitford with the use, and maintenance, of a car and four weeks paid vacation. Mr. Whitford’s employment agreement with the Company entitles him to benefits under a non-qualified supplemental executive retirement plan which is currently being established. Mr. Whitford did not receive any benefits under such plan for fiscal year 2003.

In connection with the employment agreement, the Company granted Mr. Whitford stock options to acquire 300,000 shares of the Company’s Class A Common Stock under the terms and conditions of the Company’s Amended and Restated 1996 Stock Option Plan. The options vest as to one third of the shares on the first anniversary of the date of grant and one third annually thereafter and are exercisable for ten years following the date of grant provided that Mr. Whitford remains employed by the Company. Mr. Whitford is also entitled to receive performance shares and additional options consistent with grants made to other senior executives.

If Mr. Whitford’s employment is terminated by the Company without “cause” or by Mr. Whitford for “good reason,” he is entitled to receive his base compensation for the remainder of the initial term or extension period (as applicable) of the agreement and a performance bonus for the fiscal year in which he is terminated on a prorated basis, provided that he would have been entitled to such a bonus had he remained employed until the payment date of such bonus. If Mr. Whitford’s employment is terminated by the Board for “cause,” the Board may elect to suspend him with or without pay. “Cause” means Mr. Whitford’s (i) continued failure to perform duties after a written demand for substantial performance is delivered; (ii) indictment, conviction, guilty or nolo contendere plea with respect to a felony or comparable crime; (iii) commission of any act of theft, embezzlement or misappropriation against the Company or any other act which would prevent him from performing his duties; (iv) misconduct, gross neglect or malfeasance in the performance of services; (v) material breach of the agreement or willful misconduct or unethical behavior; (vi) breach of any Company policy or standard of conduct; or (vii) breach of a representation made by him. “Good reason” means the Company’s material breach of any of its material obligations under the agreement.

Pursuant to the employment agreement, Mr. Whitford agreed that, during his employment and for 12 months after the date that his employment is terminated, he will not solicit to employ any of the employees of the Company who hold the position of vice president or above.

Former Officers

Kathy Bronstein served as the Chief Executive Officer of the Company from March 1992 until she was relieved of her duties on February 5, 2003. On December 30, 1988, in her former position of Executive Vice President and General Merchandise Manager, Ms. Bronstein entered into an employment agreement with the Company. Under this agreement, as amended on April 4, 2002, Ms. Bronstein was entitled to a base salary of $800,000 per annum, adjusted annually, and was eligible to receive a performance bonus and an incentive bonus. Ms. Bronstein has agreed not to compete with the Company for a period of two (2) years after the termination of her employment.

Ms. Bronstein and the Company entered into a Settlement Agreement and General Release dated August 8, 2003, pursuant to which Ms. Bronstein agreed to release the Company from any and all potential claims which Ms. Bronstein may have against the Company in exchange for certain consideration.

In April 2002, the Company entered into an employment agreement with Greg Scott pursuant to which Mr. Scott served as President of the Arden B. division of the Company. The term of the agreement was for three years commencing May 1, 2002. Under the agreement, among other things, Mr. Scott was entitled to a base salary of $450,000, subject to yearly increases at the discretion of the Board of not more than 5% per year. Mr. Scott agreed not to compete with the Company or solicit for employment any of the Company’s employees during the term of the agreement and for a period of one year thereafter. In January 2004, Mr. Scott resigned from his position with the Company.

Business Relationships

In fiscal years 2003, 2002 and 2001, the Company paid a fee of $639,500, $639,500, and $500,000, respectively, to First Canada Management Consultants Limited, a company controlled by Mr. Teitelbaum, for the services of Mr. Teitelbaum, in his capacity as Chairman of the Board of the Company, and Stephen Gross, Corporate Secretary of the Company, respectively. These services are provided pursuant to a Management Agreement, dated December 1, 1999, and amended on June 28, 2001, between First Canada Management Consultants Limited and the Company. The term of this agreement expires on January 28, 2006, subject to earlier termination in certain circumstances. In addition, the Company granted to First Canada Management Consults Limited the following options to acquire shares of Class A Common Stock: 175,000 options in 2003; 75,000 options in 2002, which were later cancelled; and 180,000 options in 2001.

Compensation Committee Interlocks and Insider Participation

Walter Loeb (Chairman), Wilfred Posluns and George H. Benter, Jr. serve as members of the Compensation/Option Committee. None of these individuals are executive officers or employees of the Company.

Report of the Compensation/Option Committee on Executive Compensation

The primary duties of the Compensation/Option Committee include: (i) reviewing the compensation levels of the Company’s primary executive officers and certain other members of senior management, (ii) consulting with and making recommendations to the Company’s Board of Directors regarding the Company’s overall policy of granting options and awards under the Company’s long-term incentive plans, (iii) monitoring the performance of senior management, (iv) granting stock options to executive officers and other key employees, and (v) related matters. The Board has affirmatively determined that each member of the Compensation/Option Committee is independent in accordance with Nasdaq National Market listing standards.

Compensation Philosophy

The Company’s executive compensation programs are based upon the recognition that The Wet Seal, Inc. competes in a creative industry in which it is critical to stay current with rapidly changing trends and styles. Competition is intense for talented executives who can successfully guide a company in this type of competitive environment. Therefore, the Company’s compensation programs are designed to provide total compensation packages that will both attract talented individuals to the Company as well as provide rewards based upon the Company’s long-term success.

With these principles in mind, the Compensation/Option Committee has set forth the following guidelines:

1. Provide base salaries that are competitive in the retail apparel industry to attract and retain talented individuals;

2. Provide annual bonuses that are tied to the Company’s short-term performance to align the interests of the Company’s executives with those of its stockholders; and

3. Provide long-term incentive benefits that will reward long-term commitment to the Company.

Compensation of Executive Officers

Base salaries for executive officers are established with a view to the responsibilities of the position and the experience of the individual. Salary levels are also fixed with reference to comparable companies in retail and related trades. The salaries of key executive officers and the incentive plans in which they participate are reviewed annually by the Compensation/Option Committee in light of the Committee’s assessment of individual performance, contribution to the Company and level of responsibility.

Executive officers are eligible to receive annual cash bonuses with a percentage based on the profitability of the Company and another percentage based on individual performance. The Compensation/Option Committee believes that tying annual cash bonuses to the Company’s profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability.

The Company maintains an employee stock bonus plan in which the top executives and other key employees of the Company are eligible to participate. Awards under this plan are calculated by multiplying the Company’s fiscal year end pre tax profit (if any) as a percentage of sales by the employee’s base salary and dividing such amount by the price of the Company’s Class A Common Stock as of the end of the fiscal year. Grants under the stock bonus plan vest over a period of three years.

Stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of the Company pursuant to the Company’s long-term incentive plans. Stock options have historically been granted by the Compensation/Option Committee on a case-by-case basis based upon management’s recommendations and the Committee’s evaluation of an individual’s past contributions and potential future contributions to the Company. In granting stock options, the Compensation/Option Committee takes into consideration the anticipated long-term contributions of an individual to the potential growth and success of the Company, as well as the number of options previously granted to the individual.

Compensation of the Chief Executive Officer

On June 30, 2003, Peter D. Whitford was appointed Chief Executive Officer by the board of directors. For fiscal year 2003, Mr. Whitford was compensated in accordance with his employment agreement, which is described elsewhere in this Proxy Statement.

Irving Teitelbaum, Chairman of the Board, served as interim Chief Executive Officer from February 5, 2003 to June 30, 2003. In his capacity as interim Chief Executive Officer, Mr. Teitelbaum received compensation of $23,077.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), enacted as part of the Revenue Reconciliation Act of 1993, limits the deductibility of compensation paid to certain executive officers of the Company beginning with the Company’s taxable year 1994. To qualify for deductibility under Section 162(m), compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be either (1) paid pursuant to a written binding contract in effect on February 17, 1993 or (2) “performance-based” compensation as determined under Section 162(m). In order to be considered “performance-based” for this purpose, compensation must be paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more “outside directors,” pursuant to an arrangement that has been disclosed to and approved by stockholders. Also, in order for an arrangement to give rise to fully deductible “performance-based” compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid thereunder.

Policy with Respect to Qualifying Compensation Deductibility

The Company’s policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

Compensation/Option Committee

Walter Loeb (Chairman)

Wilfred Posluns

George H. Benter, Jr.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of January 31, 2004 about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of the Board of Directors under all of the Company’s existing equity compensation plans, including the Company’s 1996 Long-Term Incentive Plan, each as amended.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,462,227	$11.21	2,369,151
Equity compensation plans not approved by security holders	0	NA	NA
Total	3,462,227	$11.21	2,369,151

Stock Price Performance Graph

The following graph compares the cumulative stockholder return on the Company’s Class A Common Stock with the return on the Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. The graph assumes $100 invested on January 29, 1999 in the stock of The Wet Seal, Inc., the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. It also assumes that all dividends are reinvested.

Performance Graph for the Class A Common Stock of The Wet Seal, Inc.

	January 29, 1999*	January 28, 2000*	February 2, 2001*	February 2, 2002*	February 1, 2003*	January 31, 2004*
The Wet Seal, Inc.	100	29	82	106	53	52
NASDAQ Stock Market (US)	100	154	105	76	53	82
NASDAQ Retail Trade Stocks	100	80	62	73	60	88

*	Closest preceding trading date to the beginning of the Company’s fiscal year.

The historical stock performance shown on the graph is not necessarily indicative of future price performance.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 9, 2004 for (i) each person known to the Company to have beneficial ownership of more than 5% of any class of the Company’s capital stock; (ii) each of the Company’s directors; (iii) each of the named executive officers; and (iv) all directors and executive officers of the Company as a group. As of April 9, 2004, there were 25,631,324 and 4,502,833 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.

Name	Number of Shares of Class A	% Beneficial Ownership of Shares of Class A	Number of Shares of Class B (1)	% Beneficial Ownership of Shares of Class B	% Beneficial Ownership of all Classes of Stock	Percent of Vote of all Classes of Stock
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	2,086,700	8.1%	—	—	6.9%	6.0%
J. & W. Seligman & Co. Inc. (3) 100 Park Avenue New York, NY 10017	1,621,546	6.3%	—	—	5.4%	4.6%
The TCW Group, Inc. (4) 865 South Figueroa Street Los Angeles, CA 90017	1,312,469	5.1%	—	—	4.4%	3.4%
La Senza Corporation (5) 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	123,000	*	3,000,000	66.6%	10.4%	17.7%
Teitelbaum Holdings Inc. (5) 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	123,000	*	3,751,500	83.3%	12.9%	22.0%
Stephen Gross Holdings Inc. (5) 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	123,000	*	3,748,500	83.2%	12.8%	22.0%
Irving Teitelbaum (5) (6)	541,333	2.1%	3,751,500	83.3%	14.2%	23.2%
Stephen Gross (5)	123,000	*	3,748,500	83.2%	12.8%	22.0%
Peter D. Whitford	—	*	—	—	*	*
Kathy Bronstein (7)	207,556	*	2,833	—	*	*
Jennifer Pritchard (7)	12,100	*	—	—	*	*
Michael Relich (7)	44,500	*	—	—	*	*
Susan Powers (7)	10,467	*	—	—	*	*
Pamela O’Connor (7)	40,466	*	—	—	*	*
Susan O’Toole (8)	—	*	—	—	*	*
Greg Scott (9)	—	*	—	—	*	*
George H. Benter, Jr. (7)	83,209	*	—	—	*	*
Walter F. Loeb (7)	80,734	*	—	—	*	*
Wilfred Posluns (7)	44,584	*	—	—	*	*
Alan Siegel (7)	44,584	*	—	—	*	*
Barry J. Entous (7)	3,334	*	—	—	*	*
All directors and officers as a group (15 individuals) (7)	1,112,867	4.3%	4,502,833	100.0%	18.6%	29.2%

*	Less than 1%
(1)	Shares of Class B Common Stock of the Company have two (2) votes per share. Under the Company’s Certificate of Incorporation, a Class B stockholder has the right at any time to convert any share of Class B Common Stock into one share of Class A Common Stock.
(2)	As reported in a Schedule 13G dated February 17, 2004, FMR Corp. may be deemed to beneficially own 2,086,700 shares of Class A Common Stock of the Company.
(3)	As reported in a Schedule 13G dated February 11, 2004, J. & W. Seligman & Co. Inc. may be deemed to beneficially own 1,621,546 shares of Class A Common Stock of the Company.

(4)	As reported in a Schedule 13G dated February 10, 2004, The TCW Group, Inc., on behalf of the TCW Business Unit, may be deemed to beneficially own 1,312,469 shares of Class A Common Stock of the Company.
(5)	La Senza Corporation is directly or indirectly controlled by Mr. Irving Teitelbaum, Chairman of the Board, and Mr. Stephen Gross, Secretary and a director of the Company. Teitelbaum Holdings Inc. is controlled by Mr. Teitelbaum. Stephen Gross Holdings Inc. is controlled by Mr. Gross. As reported in a Schedule 13D dated February 4, 2004, La Senza Corporation may be deemed to beneficially own 123,000 shares of Class A Common Stock of the Company held for its own account and 3,000,000 shares of Class B Common Stock of the Company held for its own account; Stephen Gross Holdings Inc. and Mr. Gross may each be deemed to beneficially own 123,000 shares of Class A Common Stock held for the account of La Senza Corporation, 3,000,000 shares of Class B Common Stock held for the account of La Senza Corporation and 748,500 shares of Class B Common Stock held for the account of Stephen Gross Holdings Inc.; Teitelbaum Holdings Inc. and Mr. Teitelbaum may each be deemed to beneficially own 123,000 shares of Class A Common Stock held for the account of La Senza Corporation, 3,000,000 shares of Class B Common Stock held for the account of La Senza Corporation and 751,500 shares of Class B Common Stock held for the account of Teitelbaum Holdings Inc.
(6)	The number of shares of Class A Common Stock of the Company includes options to acquire 418,333 shares of Class A Common Stock held by First Canada Management Consultants Limited, which options are currently exercisable or exercisable within 60 days of April 9, 2004. As reported in a Schedule 13D dated February 4, 2004, First Canada Management Consultants Limited is wholly owned by Teitelbaum Investments Ltd., a Canadian company, of which Mr. Irving Teitelbaum is the sole voting shareholder. As a result, Mr. Teitelbaum may be deemed to beneficially own the 418,333 shares issuable upon the exercise of such options.
(7)	Shares beneficially owned include options representing the right, within 60 days of April 9, 2004, to purchase the following shares of Class A Common Stock of the Company: Mr. Teitelbaum—418,333 (The options that Mr. Teitelbaum may be deemed to beneficially own include shares held for the account of First Canada Management Consultants Limited. See footnote (6) above.); Ms. Bronstein—205,000; Ms. Pritchard—12,100; Mr. Relich—44,500; Ms. Powers—10,467; Ms. O’Connor—40,401; Mr. Benter—79,834; Mr. Loeb—77,584, Mr. Posluns—44,584, Mr. Entous—3,334; Mr. Siegel—44,584 and; all directors and officers as a group—980,721. Ms. O’Connor’s shares also include 65 shares that were issued pursuant to a restricted stock award.
(8)	This information is based on a Form 4 filing made by Ms. O’Toole in May 2003.
(9)	This information is based on a Form 4 filing made by Mr. Scott in April 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than 10% of the Company’s securities with the Securities and Exchange Commission. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, the Company believes that during fiscal year 2003, all such filing requirements were satisfied by the Company’s officers, directors and ten percent (10%) stockholders, except that a Form 4 was not filed on a timely basis to report the exercise of options by Kathy Bronstein on February 28, 2003.

OTHER MATTERS

The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

Representatives of Deloitte & Touche LLP, the Company’s independent auditors, are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from stockholders.

The cost of this solicitation or proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, the Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION

AT 2005 ANNUAL MEETING

If a stockholder of the Company wishes to present a proposal for consideration at the next annual meeting of stockholders, the proposal must be received at the executive offices of the Company no later than December 21, 2004, to be considered for inclusion in the Company’s proxy statement and form of proxy for that annual meeting. A stockholder proposal will be considered untimely for consideration at the next annual meeting if it is not received by the Company at least 45 days prior to the date of the meeting.

Exhibit A

THE WET SEAL, INC.

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee is established by and amongst the Board of Directors of The Wet Seal, Inc. (“the Company”) for the primary purpose of assisting the board with:

•	overseeing the integrity of the Company’s financial statements,

•	overseeing the Company’s compliance with legal and regulatory requirements,

•	overseeing the independent auditor’s qualifications and independence,

•	overseeing the performance of the company’s internal audit function and independent auditor, and

•	overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1.	Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.

2.	Review and discuss with management the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3.	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

4.	Review earnings press releases with management, including a review of “pro-forma” or “adjusted” non-GAAP information.

5.	Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

6.	Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response.

Independent Auditors

7.	Appoint, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.

8.	Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

9.	At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company (to assess the auditor’s independence).

10.	Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

11.	Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Financial Reporting Processes and Accounting Policies

12.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

13.	Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control concerns.

14.	Review analyses prepared by management (and the independent auditor as noted in item 8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

15.	Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

16.	Review and approve all related party transactions.

17.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

18.	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

19.	Review and advise on the selection and removal of the internal audit director, or if an outsourced function and director, the firm providing the internal audit function.

20.	Review activities, organizational structure, and qualifications of the internal audit function.

21.	Annually, review and recommend changes (if any) to the internal audit charter.

22.	Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

23.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

24.	Review management’s monitoring of the Company’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

25.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

26.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

27.	Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities

28.	Review with the independent auditors, the internal auditing department and with management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review will be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

29.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

30.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

31.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Exhibit B

CHARTER OF THE

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF THE WET SEAL, INC.

As adopted by the Board of Directors on November 18, 2003

I. PURPOSE AND AUTHORITY

The Compensation Committee (the “Committee”) of the Board of Directors of The Wet Seal, Inc. (the “Company”) is appointed by the Board of Directors (the “Board”) to discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s executive officers, to administer the Company’s equity incentive plans for employees and to produce an annual report on executive compensation for use in the Company’s proxy statement. This Charter sets forth the authority and responsibility of the Committee for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company and for administering the Company’s equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the “Stock Plans”).

II. MEMBERSHIP

The Committee will consist of three or more members, with the exact number being determined by the Board. Each of the members of the Committee will be (i) an “independent director” as defined under the Nasdaq Listing Standards, as they may be amended from time to time (the “Rules”), except as may otherwise be permitted by such Rules and (ii) a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”). If any such person does not qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) at the time that the Committee is granting “qualified performance-based compensation” within the meaning of Treasury Regulation 1.162-27(e)(2), such person shall recuse himself or herself from considering any compensation arrangements for which the Company will seek to so qualify. In such event, the Board shall appoint one or more “outside directors” to the Committee such that it is comprised solely of two or more “outside directors” in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.

The Board will select members of the Committee who will be approved by a majority vote of the Board members. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

III. DUTIES AND RESPONSIBILITIES

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.	The Committee will have the sole authority to determine the form and amount of compensation to be paid or awarded to the Chief Executive Officer (“CEO”) and other executive officers of the Company.

2.

The Committee will annually review and approve the corporate goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of these goals and objectives. Based on this evaluation, the Committee will make and annually review decisions respecting (i) salary paid to the CEO, (ii) the grant of all cash-based bonuses and equity compensation to the CEO, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO, (iv) any CEO severance or change in control arrangement, and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider, among other things: the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company’s CEO in prior years. The CEO may not be present during voting or deliberations concerning CEO compensation.

3.	The Committee will annually review and approve the corporate goals and objectives relevant to executive officers’ compensation. In light of these goals and objectives, the Committee will annually review the proposals of the CEO respecting (i) salary paid to the executive officers, (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers, (iv) executive officers’ severance or change in control arrangement, and (v) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the executive officer’s compensation, the Committee will consider the same factors pertaining to such compensation that it considers for that element of the CEO’s compensation.

4.	The Committee will periodically review with the CEO and make recommendations to the Board with respect to adoption and approval of, or amendments to, all equity-based incentive compensation plans and arrangements for employees, and the shares and amounts reserved thereunder. The Committee will also periodically review and make recommendations to the Board with respect to adoption and approval of, and amendments to, all cash based incentive plans for senior executives.

5.	The Committee will: (i) approve grants of stock, stock options or stock purchase rights to employees eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. Pursuant to §157 of the Delaware General Corporation Law, the Committee may delegate to the Company’s CEO the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that such grants are within the limits established by §157 and by resolution of the Board of Directors.

6.	The Committee will periodically review the Company’s policies and procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

7.	The Committee will exercise the powers of the Directors and perform such duties and responsibilities as may be assigned to a “committee”, this Committee or the Board under the terms of any incentive-compensation, equity-based, deferred compensation, or other plan in the Company’s executive benefit program.

8.	The Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

9.	The Committee will make regular reports to the Board.

10.	The Committee will review this Charter annually and recommend to the Board any changes it determines are appropriate.

11.	The Committee will at least annually review its performance and submit a report on its performance to the Board.

12.	The Committee will have the sole authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

13.	The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

IV. MEETINGS

Meetings of the Committee will be held from time to time, in response to the needs of the Board or as otherwise determined by the Chairman of such Committee, and the Committee shall provide reports to the Board. In lieu of a meeting, the Committee may also act by unanimous written consent resolution.

V. MINUTES

The Committee will maintain written minutes of its meetings, and will file such minutes with the books and records of the Company.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

PROXY	PROXY

THE WET SEAL, INC.

PROXY—2004 ANNUAL MEETING

Solicited on behalf of the Board of Directors

for the Annual Meeting May 27, 2004

The undersigned, a stockholder in The Wet Seal, Inc., a Delaware corporation, appoints Peter D. Whitford and Joseph Deckop, or either of them, his true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626 on May 27, 2004, at 10:00 a.m., local time, and any adjournment thereof with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated April 14, 2004, receipt of which is acknowledged by the undersigned.

NEW ADDRESS:

(Continued and to be Signed on Reverse Side)

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

THE WET SEAL, INC.

May 27, 2004

¯    Please Detach and Mail in the Envelope Provided    ¯

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A	☒	Please mark your votes as in this example.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY
1.	ELECTION OF DIRECTORS.	☐	☐	Nominees:	George H. Benter, Jr. Barry J. Entous Stephen Gross William F. Loeb	2.	Such other matters as may properly come before the Annual Meeting. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.
(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below).					Wilfred Posluns Alan Siegel Irving Teitelbaum

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

CHECK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE	☐

Signature(s)	, 2004
(Date)

NOTE:	Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.